                                  EXHIBIT 99.2


                WRITTEN STATEMENT OF THE CHIEF FINANCIAL OFFICER


                           PURSUANT TO 18 U.S.C. 1350


Solely for the purposes of complying with 18 U.S.C. 1350, I, Robert Steinberg, the undersigned Chief Financial Officer of Netfran Development Corp. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-QSB of the Company for the quarterly period ended March 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Robert Steinberg
------------------------
Robert Steinberg

April 28, 2003